ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”), dated as of [DATE] (the “Effective Date”), is entered into by and between Man Group plc (the “Assignor”) and MF Global Ltd. (the “Assignee”).

WHEREAS, the Assignor entered into an Employment Agreement (together with the Schedule thereto, the “Employment Agreement”) with [NAME] (the “Executive”), who is an executive officer of the Assignee and an employee of the Assignor and/or one of its affiliates, dated [DATE];

WHEREAS, in May 2007, the Assignor formed the Assignee, a Bermuda corporation that will directly or indirectly hold the businesses currently operating under the Man Financial name, in contemplation of the proposed initial public offering of the Assignee’s common shares in the United States (the “IPO”);

WHEREAS, Section 2(c) of the Employment Agreement provides that before the IPO, the Assignor will cause the Assignee to assume and agree to perform the Assignee’s obligations under the Employment Agreement, and that effective upon such assumption, the Assignor will have no further liability for the Employment Agreement, other than those obligations retained by the Assignor as set forth in the Executive’s Schedule to the Employment Agreement (the “Retained Obligations”), and the Assignee will be expressly and unconditionally responsible for its liabilities set forth in the Employment Agreement;

WHEREAS, effective as of the Effective Date, the Assignor desires to assign and the Assignee desires to assume and discharge or perform when due, all of the Assignor’s obligations under the Employment Agreement other than the Retained Obligations;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and in the Employment Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment of Employment Agreement

Effective as of the Effective Date, the Assignor hereby irrevocably, absolutely and unconditionally assigns, transfers, conveys and delivers to the Assignee and its successors and permitted assigns forever all of the Assignor’s right, title and interest of every kind, nature and description in, to and under the Employment Agreement except as related to the Retained Obligations.

2. Acceptance of Assignment and Assumption of Employment Agreement

(a) Effective as of the Effective Date, the Assignee hereby accepts the assignment, transfer, conveyance and delivery of the Employment Agreement, other than with respect to the Retained Obligations.

(b) Effective as of the Effective Date, the Assignee hereby irrevocably, absolutely and unconditionally assumes, undertakes and agrees to pay, perform and discharge in full, and release and discharge the Assignor and its affiliates, successors and assigns, irrevocably, completely, unconditionally and forever from any and all obligations under the Employment Agreement other than the Retained Obligations.

3. Acknowledgement that Employment Agreement Conditioned upon the IPO

The Assignor and the Assignee acknowledge and agree that, except as otherwise provided in the Executive’s Schedule to the Employment Agreement or with respect to the Retained Obligations, if the IPO is not consummated by December 31, 2007, all of the provisions of the Employment Agreement will terminate and have no effect (including on the terms of the Executive’s employment with the Assignor and its affiliates).

[Next page is a signature page.]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed on its behalf.

MAN GROUP PLC

By:
Name:
Title:
Date:

MF GLOBAL LTD.

By:
Name:
Title:
Date: